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                                                                       EXHIBIT 5



                             BAKER & BOTTS, L.L.P.
                                2001 ROSS AVENUE
                              DALLAS, TEXAS  75201



0C602.0308                                                      February 4, 1997



MESA Inc.
Mesa Operating Co.
2001 Ross Avenue
Suite 2600
Dallas, Texas  75201

Ladies and Gentlemen:

                 As set forth in the Registration Statement on Form S-3 (Registration No. 333-20483) filed with the Securities and Exchange Commission (the "Commission") on January 27, 1997 (the "Registration Statement") by MESA Inc., a Texas corporation (the "Company"), and Mesa Operating Co., a Delaware corporation ("MOC" and together with the Company, the "Registrants"), under the Securities Act of 1933, as amended (the "Act"), relating to (i) unsecured debt securities of MOC (the "Debt Securities") (ii) the guarantees of the payment of the principal of, premium, if any, and interest on the Debt Securities by the Company (the "Guarantees") and (iii) shares of common stock, par value $.01 per share, of the Company (the "Common Stock") (the Debt Securities, the Guarantees and Common Stock are collectively referred to as the "Securities"), for issuance from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $500,000,000, certain legal matters in connection with the Securities are being passed upon for you by us.

                 In our capacity as your counsel in the connection referenced above, we have examined (i) the charter and bylaws of each of the Registrants, each as amended to date, (ii) the form of Senior Indenture to be executed by the Registrants and a U.S. banking institution, as trustee, pursuant to which the Debt Securities and Guarantees may be issued (the "Senior Indenture"),
(iii) the form of Subordinated Indenture to be executed by the Registrants and a U.S. banking institution, as trustee, pursuant to which the Debt Securities and Guarantees may be issued (the "Subordinated Indenture") and (iv) the originals, or copies certified or otherwise identified, of corporate records of the Registrants, certificates of public officials and of representatives of the Registrants, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.
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                                     -2-                        February 4, 1997





                 In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) a prospectus supplement relating to the Registration Statement (the "Prospectus Supplement") will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and/or MOC, as the case may be, and the other parties thereto.

                 Based upon and subject to the foregoing, we are of the opinion that:

                 1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas.

                 2. MOC is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

                 3. With respect to the shares of Common Stock, when (i) the board of directors of the Company or, to the extent permitted by Article 2.36 of the Business Corporation Act of the State of Texas, a duly constituted and acting committee thereof (such board of directors or committee being hereinafter referenced as the "Company Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of shares of Common Stock and related matters and (ii) certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor (which shall not be less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

                 4. With respect to Debt Securities and Guarantees to be issued under the Senior Indenture, when (i) the Senior
                 Indenture has been duly authorized, validly executed and delivered by MOC, the Company and the trustee thereunder, (ii) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the board of directors of MOC or, to the extent permitted by Section 141(c)
                 of
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                                     -3-                        February 4, 1997




                 the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such board of directors or committee being hereinafter referenced as the "MOC Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (iv) the Company Board has taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters, (v) such Debt Securities and such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by each of the MOC Board and the Company Board and
                 (vi) payment of the consideration for such Debt Securities provided for in such agreement has been made, such Debt Securities and such Guarantees will be legally issued and will constitute binding obligations of MOC and such Guarantees will be legally issued and will constitute binding obligations of the Company.

                 5. With respect to Debt Securities and Guarantees to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly authorized, validly executed and delivered by MOC, the Company and the trustee thereunder, (ii) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended,
                 (iii) the MOC Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (iv) the Company Board has taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters, (v) such Debt Securities and such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by each of the MOC Board and the Company Board and
                 (vi) payment of the consideration for such Debt Securities and such Guarantees provided for in such agreement has been made, such Debt Securities will be legally issued and will constitute binding obligations of MOC and such Guarantees will be legally issued and will constitute binding obligations of the Company.
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                                     -4-                        February 4, 1997




        We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ BAKER & BOTTS, L.L.P.